EXHIBIT 99.1
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              VENETIAN CASINO RESORT, LLC AND LAS VEGAS SANDS, INC.
           COMPLETE $850 MILLION OFFERING OF MORTGAGE NOTES AND OTHER
                            REFINANCING TRANSACTIONS

                  (Las Vegas, NV - June 4, 2002) Venetian Casino Resort, LLC and Las Vegas Sands, Inc. announced today that they had closed their Rule 144A offering of $850 million in aggregate principal amount of mortgage notes. The notes bear interest at 11% and mature on June 15, 2010. In connection with the offering of their mortgage notes, Venetian and its subsidiaries also entered into a new senior secured credit facility in an aggregate amount of $375 million and a new secured mall loan facility in an aggregate principal amount of $105 million.

                  Venetian has used or will use the net proceeds from its offering of mortgage notes and initial borrowings under its new loan facilities to repay, repurchase or redeem all outstanding indebtedness of Venetian and its subsidiaries, including indebtedness under Venetian's existing bank credit facility, its furniture, fixture & equipment credit facility, its mall debt, its 12 1/4% mortgage notes due 2004, its 14 1/4% senior subordinated notes due 2005 and certain other indebtedness, and to pay all fees and expenses associated with these transactions.

                  Venetian will dedicate the remaining proceeds and borrowings under its new senior secured credit facilities to finance the construction and development of the Phase IA Addition, which consists of a 1000-room addition to the Casino Resort, additional meeting and conference space and an expansion to the Casino Resort's parking garage. The refinancing will also facilitate the Venetian's development of its proposed project in Macau, People's Republic of China.

                  As part of the refinancing, Venetian closed its tender offer for its outstanding 12 1/4% mortgage notes due 2004 and 14 1/4% senior subordinated notes due 2005 and repurchased a substantial majority of its outstanding mortgage notes and senior subordinated notes. Venetian also announced today that it has consummated a covenant defeasance for its remaining outstanding mortgage notes due 2004 and that it has called for redemption on July 4, 2002 all its remaining outstanding mortgage notes due 2004 and senior subordinated notes due 2005.

                  The mortgage notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

                  This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

                  THE MATTERS DESCRIBED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS, UNCERTAINTIES OR OTHER FACTORS BEYOND VENETIAN'S CONTROL, WHICH MAY CAUSE MATERIAL DIFFERENCES IN ACTUAL RESULTS, PERFORMANCE OR OTHER EXPECTATIONS. THESE FACTORS INCLUDE BUT ARE NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, COMPETITION, NEW VENTURES, GOVERNMENT REGULATION, LEGALIZATION OF GAMING, INTEREST RATES, FUTURE TERRORIST ACTS, INSURANCE, AND OTHER FACTORS DETAILED IN THE REPORTS FILED BY LAS VEGAS SANDS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEREOF. VENETIAN ASSUMES NO OBLIGATION TO UPDATE SUCH INFORMATION.

                                                             CONTACT INFORMATION
                                                     Venetian Casino Resort, LLC
                                             Harry Miltenberger - Vice President
                                                                  (702) 733-5729
                                                           miltenbh@venetian.com
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